UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 10, 2020

Date of Report (date of earliest event reported)

TransEnterix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices)

919-765-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On February 10, 2020, TransEnterix, Inc., a Delaware corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“Lincoln Park”), pursuant to which the Company has the right to sell to Lincoln Park up to an aggregate of $25,000,000 in shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) over the 36-month term of the Purchase Agreement, subject to certain limitations and conditions set forth in the Purchase Agreement.

Concurrently with the execution of the Purchase Agreement on February 10, 2020, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Lincoln Park pursuant to which the Company agreed, among other things, to file a registration statement with the Securities and Exchange Commission (the “SEC”) under certain circumstances to register for resale by Lincoln Park under the Securities Act of 1933, as amended (the “Act”), the Commitment Shares and the shares of common stock that we may elect to issue and sell to Lincoln Park from time to time under the Purchase Agreement.

The Purchase Agreement provides that, from time to time on any trading day the Company selects, the Company has the right, in its sole discretion, subject to the conditions and limitations in the Purchase Agreement, to direct Lincoln Park to purchase up to 200,000 shares of Common Stock (each such purchase, a “Regular Purchase”) over the 36-month term of the Purchase Agreement, with such amounts increasing as the market price increases. The purchase price of shares of Common Stock pursuant to the Purchase Agreement will be based on the prevailing market price at the time of sale as set forth in the Purchase Agreement. There are no trading volume requirements or restrictions under the Purchase Agreement. Lincoln Park’s obligation under each Regular Purchase shall not exceed $2,000,000. There is no upper limit on the price per share that Lincoln Park must pay for Common Stock under the Purchase Agreement, but in no event will shares be sold to Lincoln Park on a day the Company’s closing price is less than the floor price as set forth in the Purchase Agreement.

Both the amount and frequency of the Regular Purchases can be increased upon the mutual agreement of the Company and Lincoln Park. The Company will control the timing and amount of any sales of shares of Common Stock to Lincoln Park.

The Company may, in its sole discretion, direct Lincoln Park to purchase additional amounts as accelerated purchases or additional accelerated purchases if on the date of a Regular Purchase the closing sale price of the Common Stock is not below the threshold price as set forth in the Purchase Agreement. The Company and Lincoln Park may mutually agree to increase the amount of Common Stock sold to Lincoln Park on any accelerated purchase date or additional accelerated purchase date.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement other than a prohibition on entering into any “Variable Rate Transaction,” as defined in the Purchase Agreement.

Under applicable rules of the NYSE American, in no event may we issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement (which is 5,303,544 shares based on 26,517,726 shares outstanding immediately prior to the execution of the Purchase Agreement) (the “Exchange Cap”), (i) unless stockholder approval is obtained to issue more than the Exchange Cap or (ii) except to the extent the issuances and sales of Common Stock pursuant to the Purchase Agreement are deemed to be at a price equal to or in excess of the greater of book or market value of the Common Stock as calculated in accordance with the applicable rules of the NYSE American.

The Purchase Agreement also prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 9.99% of the then total outstanding shares of the Common Stock, as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and agreements of the Company and Lincoln Park, limitations and conditions to completing future sale transactions, indemnification rights and obligations of the parties.

The offering of Common Stock pursuant to the Purchase Agreement will terminate on the date that all shares offered by the Purchase Agreement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. The Company has the right to terminate the Purchase Agreement at any time, without fee, penalty or cost.

The net proceeds under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of common stock to Lincoln Park. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement and the amount of such net proceeds will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to other available and appropriate sources of funding for the Company. The Company intends to use the net proceeds of sales under the Purchase Agreement for general corporate purposes, including working capital, product development and capital expenditures.

In consideration for entering into the Purchase Agreement, the Company issued to Lincoln Park 343,171 shares of Common Stock as commitment shares. The Company shall issue up to an additional 171,585 shares of Common Stock to Lincoln Park on a pro rata basis based on the number of shares Common Stock purchased by Lincoln Park pursuant to the Purchase Agreement.

The offer and sale of shares of Common Stock under the Purchase Agreement was made under the Company’s previously filed and currently effective Registration Statement on Form S-3 (File No. 333-236200).

The Purchase Agreement and the Registration Rights Agreement are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing description of the material terms of the Purchase Agreement and the Registration Rights Agreement is a summary only and does not purport to be complete and is qualified in its entirety by, and should be read in conjunction with, the full text of the agreements attached as exhibits hereto.

Item 8.01	Other Events

On February 10, 2020, the Company issued a press release announcing the transaction with Lincoln Park. The press release is attached hereto as Exhibit 99.1.

On August 12, 2019, the Company entered into a Controlled Equity Offering Sales Agreement, or the 2019 Sales Agreement, with Cantor Fitzgerald & Co., or Cantor, pursuant to which the Company may sell from time to time, at its option, up to an aggregate of $25.0 million, shares of its common stock through Cantor, as sales agent. Pursuant to the Sales Agreement, sales of the Company’s common stock were made under our previously filed and currently effective Registration Statement on Form S-3. The aggregate compensation payable to Cantor was 3.0% of the aggregate gross proceeds from each sale of common stock.

The following table summarizes the total sales under the 2019 Sales Agreement for the period commencing October 1, 2019 and ended February 10, 2020 (in thousands except for per share amounts):

Total shares of common stock sold	6,766
Average price per share	$1.85
Gross proceeds	$12,487
Commissions earned by Cantor	$375
Net Proceeds	$12,112

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Opinion of Ballard Spahr LLP

10.1	Purchase Agreement dated February 10, 2020 between Transenterix, Inc. and Lincoln Park Capital Fund, LLC

10.2	Registration Rights Agreement dated February 10, 2020 between Transenterix, Inc. and Lincoln Park Capital Fund, LLC

99.1	Press Release dated February 10, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: February 10, 2020	/s/ Anthony Fernando
Anthony Fernando
President and Chief Executive Officer